                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 2001, except for Notes 1 and 2, as to which the date is January 22, 2002, relating to the consolidated financial statements, which appears in The Colonial BancGroup, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                 /s/ PricewaterhouseCoopers LLP

Montgomery, Alabama

February 4, 2002